CONFORMED COPY


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                DSET CORPORATION
              ----------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


     NEW JERSEY                                             22-300022
--------------------------------------------------------------------------------
(State or Other Jurisdiction                   (IRS Employer Identification No.)
      of Incorporation)


1160 U.S. HIGHWAY 22
BRIDGEWATER, NEW JERSEY                                           08807
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (Zip Code)


  If this form relates to the                 If this form relates to the
  registration of a class of                  registration of a class of
  securities pursuant to section              securities pursuant to section
  12(b) of the Exchange Act and               12(g) of the Exchange Act and
  is effective pursuant to General            is effective pursuant to General
  Instruction A.(c), please check             Instruction A.(d), please check
  the following box.  |_|                     the following box.  |X|

Securities  Act  registration  statement file number to which this form relates:
                                                                        N/A
                                                               -----------------
                                                                (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                     Name of Each Exchange on Which
     to be so Registered                     Each Class is to be Registered
     -------------------                     ------------------------------




Securities to be registered pursuant to Section 12(g) of the Act:


                        Preferred Stock Purchase Rights
                        -------------------------------

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the preferred stock purchase rights that are attached to the Common Stock of DSET Corporation (the "Corporation") is contained in the Current Report on Form 8-K that the Corporation filed on July 25, 2001 which is incorporated by reference.


ITEM 2.  EXHIBITS.

      1 Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed with the New Jersey Secretary of State on July 20, 2001 (Incorporated by reference to Exhibit 3.1 to the Corporation's Current Report on Form 8-K filed on July 25, 2001)

      2 Rights Agreement dated July 20, 2001 between DSET Corporation and American Stock Transfer & Trust Company (Incorporated by reference to Exhibit 4.1 to the Corporation's Current Report on Form 8-K filed on July 25,
                    2001)

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 DSET CORPORATION



                                By: /s/   WILLIAM P. MCHALE, JR.
                                    --------------------------------------------
                                    Name:  WILLIAM P. MCHALE, JR.
                                    Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER


Date:  July 30, 2001